Exhibit 5.1

1001 Pennsylvania Avenue, NW, Washington, DC 20004-2595 ● p202 624-2500 ● f202 628-5116

August 24, 2021

Rekor Systems, Inc.
7172 Columbia Gateway Drive
Suite 400
Columbia, MD 21046
Attn: Robert A. Berman

Ladies and Gentlemen:

At your request, as your counsel, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Rekor Systems, Inc., a Delaware corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) on or about August 24, 2021 in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 597,516 shares (the “Shares”) of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”), subject to issuance by the Company upon the exercise of stock options granted under the Global Share Incentive Plan (2018) (the “Target Plan”) of Waycare Technologies Ltd., a company organized under the laws of Israel (“Waycare”) and assumed by the Company in accordance with the terms of that certain Share Purchase Agreement dated as of August 6, 2021 (the “Purchase Agreement”), by and among the Company, Waycare, the shareholders of Waycare listed on Exhibit A to the Purchase Agreement (the “Sellers”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative, agent and attorney-in-fact of the Sellers. Capitalized terms not defined herein shall have the meanings set forth in the Purchase Agreement.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below, including (i) the Amended and Restated Certificate of Incorporation of the Company that is filed as Exhibit 4.1 to the Registration Statement; (ii) the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company that is filed as Exhibit 4.2 to the Registration Statement; (iii) the Second Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company that is filed as Exhibit 4.3 to the Registration Statement; (iv) the Amended and Restated Bylaws of the Company that are filed as Exhibit 4.4 to the Registration Statement; (v) the Registration Statement; (vi) an executed copy of the Purchase Agreement; (vii) the Target Plan that is filed as Exhibit 99.1 to the Registration Statement; and (viii) copies of certain resolutions of the Board of Directors of the Company, adopted on August 5, 2021 and August 18, 2021.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the genuineness of signatures on documents reviewed by us, the conformity to originals and the completeness of all documents submitted to us as copies, the legal capacity of all parties executing any documents (other than the Company), the lack of any undisclosed termination or modification or waiver of any document, the absence of any extrinsic agreements or documents that might change or affect the interpretation or terms of documents, and the due authorization, execution and delivery of all documents by each party thereto other than the Company. We have also assumed that any certificates or instruments representing the Shares, when issued, will be executed on behalf of the Company by officers of the Company duly authorized to do so. In rendering our opinion, we have also relied upon representations and certifications made to us by the Company, including without limitation representations in an officer’s certificate addressed to us of even date herewith that the Company has available a sufficient number of authorized shares of Common Stock that are not currently outstanding or reserved for issuance under other outstanding securities or plans of the Company, to enable the Company to issue and deliver all of the Shares as of the date of this letter.

Based upon, and subject to, the foregoing, it is our opinion that when the 597,516 Shares of Common Stock that may be issued and sold by the Company upon the exercise of stock options granted under the Target Plan and assumed by the Company in accordance with the terms of the Purchase Agreement, have been issued and sold by the Company against the Company’s receipt of payment therefor (in an amount and type of consideration not less than the par value per Share) in accordance with the terms (including without limitation payment and authorization provisions) of the Target Plan and have been duly registered on the books of the transfer agent and registrar for the Shares in the name or on behalf of the holders thereof, such Shares will be validly issued, fully paid and non-assessable.

The opinions contained herein are limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we express no opinion as to the laws of any other state or jurisdiction. The opinion expressed herein is limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ CROWELL & MORING LLP

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